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                                                                EXHIBIT 10.7


                                    SUBLEASE


1.        PARTIES

          This Sublease is entered into by and between DURA OPERATING CORP., a Delaware corporation ("Sub lessor"), and NATIONAL TECH TEAM, INC., a Delaware corporation ("Sublessee"), as a Sublease under the Master Lease dated June 5, 1996, entered into by Eleven Inkster Associates, predecessor in interest to Eleven Inkster, L.L.C., a Michigan limited liability company, as lessor ("Master Landlord"), and Sublessor under this Sublease as lessee; a copy of the Master Lease is attached hereto as EXHIBIT A. The Premises leased pursuant to the Master Lease are referred to in this Sublease as the "Premises".

2.        PROVISIONS CONSTITUTING SUBLEASE

          (a) This Sublease is subject to all of the terms and conditions of the Master Lease in EXHIBIT A and Sublessee shall assume and perform the obligations of Sublessor and Lessee in said Master Lease, to the extent said terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Subleased Premises (hereinafter defined) or Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Lessee under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

          (b) All of the terms and conditions contained in the EXHIBIT A Master Lease are incorporated herein, except for Sections 4 (Condition of Premises). 23 (Right of First Offer on Contiguous Space), 25 (Right of First Offer to Purchase) and 26 (Option to Extend), as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee) and, along with all of the following Sections set out in this Sublease, shall be the complete terms and conditions of this Sublease; provided, however, that Sublessee acknowledges that it is the obligation of the Master Landlord under the Master Lease (and not Sublessor) to maintain the Premises as described in Section 6 of the Master Lease and to restore the Premises in the event of fire or other casualty as described in Section 12 of the Master Lease (provided, however, that Master Landlord shall have no liability to Sublessee for Master Landlord's failure to perform any of its obligations under the Master Lease, there being no privity of contact between Master Landlord and Sublessee). Sublessor shall have the rights of the Landlord under the Master Lease and Sublessee shall have the obligations and responsibilities of the Tenant, in each case applicable to the Subleased Premises under the Lease, and Sublessee takes subject to all of the obligations, responsibilities and covenants applicable to the Subleased Premises that Sublessee has expressly assumed as the Tenant under the Lease, and all of the obligations and responsibilities of the Tenant applicable to the Subleased Premises under the Lease arising on or after the date hereof Notwithstanding the foregoing, Sublessor hereby appoints Sublessee as its agent for purposes of communicating with Master Landlord concerning maintenance and operational issues with respect to the Subleased Premises and the building of which it is a part.

3.        SUBLEASED PREMISES

          Sublessor leases to Sublessee arid Sublessee hires from Sublessor the following described Premises together with the appurtenances related thereto, situated in the City of Southfield, County of Oakland, State of Michigan: 43,254 square feet of floor area of office space in the Cumberland Tech Center, Building B, 27335 West Eleven Mile Road, Southfield, Michigan 48034, as depicted on the space plan attached hereto and incorporated herein by this reference as Exhibit B ("Subleased Premises").



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4.        RENTAL

          Sublessee shall pay to Sublessor as rent for the Subleased Premises in advance on the first day of each calendar month without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of Forty-two Thousand Three Hundred Fifty-two and 88/100 Dollars ($42,352.88) per month beginning on January 1, 2001 (the "Rent Commencement Date"). If the commencement date is not the first day of the month, or if the Sublease termination date is not the last day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences and/or terminates. Sublessee's obligation to pay Tenant's Portion of the Real Estate Taxes and Operating Expenses (as described in Section 8 of the Master Lease) shall also begin on the Rent Commencement Date. Notwithstanding the foregoing, Sublessee acknowledges that it is responsible for all janitorial, electrical and any security expenses beginning on the Term Commencement Date (as defined in Paragraph 5).

5.        TERM

          (a) The term of this Sublease shall be for a period of Two Years and Eleven Months commencing on September 1, 2000 (the "Term Commencement Date"), and ending on July 31, 2003. In the event Sublessor is unable to deliver possession of the Subleased Premises on or before September 1, 2000, for each day delivery is delayed, the Rent Commencement Date shall be adjusted to reflect such delay.

          (b) In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable; rent shall in any event be payable beginning on the Rent Commencement Date and the term hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, takes possession prior to the commencement of the term, Sublessee shall do so subject to all of the covenants and conditions hereto no rent shall be payable for such period but Sublessee shall pay expenses as provided in the last sentence of Paragraph 4 hereof.

6.        USE

Sublessee shall use the Subleased Premises for office, research and product development purposes and for no other purpose without the prior written consent of Sublessor, Master Landlord and the holder of any mortgage on the Premises. Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not




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use the Subleased Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Subleased Premises. Sublessee shall not do or suffer anything to be done upon the Subleased Premises which will cause structural injury to the Subleased Premises or the building of which the Subleased Premises form a part. The Subleased Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Subleased Premises which will in any manner injure, vibrate or shake the Subleased Premises or the building of which it is a part. No use shall be made of the Subleased Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Subleased Premises. Sublessee shall not leave the Subleased Premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise-making device will be operated or allowed upon the Subleased Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Subleased Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the Subleased Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof If any act on the part of Sublessee or use of the Subleased Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublesssor upon demand.

7.        ALTERATIONS

          Sublessee shall not make any alterations to the Subleased Premises without the prior written consent of Master Landlord and Sublessor, which shall not be unreasonably withheld or delayed, and the prior written consent of the holder of any mortgage on the Premises. Sublessee acknowledges that it must, at its expense, remove any alterations and additions installed by Sublessee as Master Landlord may direct at the end of the Sublease term; repair any damage to the Premises caused by such removal; and restore the Premises as directed by Master Landlord to the extent that such repairs are directly attributed and derived from Sublessee's alterations and the removal thereof.

8.        NOTICES

          All notices or demands of any kind required or desired to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Sublessor or Sublessee respectively at the addresses set forth after their signatures at the end of this Sublease. All rent and other payments due under this Sublease or the Master Lease shall be made by Sublessee to Sublessor at the same address.


                    (SIGNATURES SET FORTH ON FOLLOWING PAGE)





Dated:  ________________________, 2000


DURA OPERATING CORP.                              NATIONAL TECH TEAM, INC.
(SUBLESSOR)                                       (SUBLESSEE)


By:____________________________                   By:___________________________



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By:____________________________                   By:___________________________


ADDRESS:   2791 Research Drive                    ADDRESS:   833 Mason
                                                             Suite 200
           Rochester Hills, MI  48309                        Dearborn, MI 48124

TELEPHONE: 248-299-7500                           TELEPHONE: 313-277-2277



(If Sublessor or Sublessee is a corporation, the corporate seal must be affixed and the authorized officers must sign on behalf of the corporation. The Sublease must be executed by the President or a Vice President and the Secretary or Assistant Secretary unless the Bylaws or a Resolution of the Board of Directors shall otherwise provide, in which event the Bylaws or a certified copy of the Resolution, as the case may be, must be furnished.)

This Sublease has been prepared for submission to your attorney who will review the document and assist you to determine whether your legal rights are adequately protected. Grubb and Ellis Commercial Brokerage Company is not authorized to give legal or tax advice; no representation or recommendation is made by Grubb and Ellis Commercial Brokerage Company or its agents or employees as to the legal sufficiency, legal effect or tax consequences of this document or any transaction relating thereto. These are questions for your attorney with whom you should consult before signing this document.











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                       CONSENT TO OFFICE BUILDING SUBLEASE

This consent to Office Building Sublease (the "Consent") is entered into this __ day of August, 2000 between ELEVEN INKSTER, L.L.C. ("Landlord"), DURA OPERATING CORP. ("Tenant"), and NATIONAL TECH TEAM, INC. ("Subtenant").

                                    RECITALS

A. Tenant and Landlord's predecessor in interest previously entered into a lease dated June 5, 1996 (the "Lease"), which is attached hereto as EXHIBIT A and incorporated herein, pertaining to 43,254 rentable square feet of office space in Cumberland Tech Center, Building B, 27335 W. Eleven Mile Road, Southfield, Michigan (the "Leased Premises").

B. Tenant and Subtenant desire to enter into a sublease agreement (the "Sublease"), which is attached hereto as EXHIBIT B pursuant to which Subtenant would sublease the Premises from Tenant for a term commencing September 1, 2000 and ending on July 31, 2003 (the "Sublease Term").

C. Landlord is willing to consent to the Sublease on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Nothing contained in the Consent shall be construed to (i) modify, waive, impair, or affect any of the covenants, agreements, terms, provisions, or conditions contained in the Lease (except as herein expressly provided),
     (ii) waive any breach thereof or any rights of Landlord against any person or entity liable or responsible for the performance thereof, or (iii) enlarge or increase Landlord's obligations under the Lease, and all covenants, agreements, terms, provisions, and conditions of the Lease are hereby mutually declared to be in full force and effect.

2. Landlord consents to the Sublease to the extent that the Sublease is not inconsistent with all or any of the terms and conditions of the Lease. However, in no event shall the Landlord's consent to the Sublease relieve Tenant from any of Tenant's covenants and agreements wider the Lease.

3. Subtenant represents and warrants to Landlord that Subtenant has received a copy of, has read, and is familiar with the terms of the Lease. Subtenant shall neither do nor permit anything to be done, which would cause or constitute a breach or default under the Lease. Tenant does hereby unconditionally guarantee to Landlord the performance by Subtenant of all of its obligations under the Sublease and the payment of all rent and other sums which may be due pursuant to the terms of the Sublease. Tenant and Subtenant agree that Landlord may, at its option and in its discretion, treat a default under the Lease to be a default under the Sublease and a default under the Sublease to be a default under the Lease.




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4.   Tenant and Subtenant agree that the Sublease will not be amended or modified in any way without receiving the prior written consent of Landlord.

5. Subtenant agrees that if Tenant is in default under the Lease and Landlord delivers written notice thereof to Subtenant at the address set forth in the Sublease, Subtenant shall thereafter make all payments owing under the Sublease to Landlord, who shall apply such payments against Tenant's obligations under the Lease. Furthermore, if the Lease terminates prior to the term of the Sublease or Landlord otherwise exercises its remedies based upon a default of the Tenant under the Lease, then, at the sole election and upon the written demand of Landlord the Sublease may continue in full force and effect, and so long as no default exists under the Lease or Sublease, Landlord may recognize the Sublease and rights of Subtenant thereunder and may thereby establish direct privity of estate and contract between Landlord and Subtenant with the same force and effect as though the Sublease has been directly made between Landlord and Subtenant; provided, however, that Landlord shall not be required to respect any amendment to the Sublease not previously approved by Landlord in writing.

IN WITNESS WHEREOF, the above. parties hereto have signed this agreement on the date set forth


TENANT:                 SUBTENANT:                   LANDLORD:
DURA OPERATING CORP.    NATIONAL TECHTEAM, INC.      ELEVEN INKSTER, L.L.C.
                                                     BY: LEVINE INTERESTS
                                                         LIMITED PARTNERSHIP II,
                                                         MANAGER



By:__________________   By:____________________   By:____________________

Printed:_____________   Printed:_______________   Printed:_______________

Dated:_______________   Dated:_________________   Dated:_________________



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